                                                                    Exhibit 10.3



                          EQUITY JOINT VENTURE CONTRACT


                                     BETWEEN


              SHANGHAI PERFECT JINQIAO UNITED DEVELOPMENT CO., LTD.


                           PEOPLE'S REPUBLIC OF CHINA


                                       AND

                      NACCO MATERIALS HANDLING GROUP, INC.


                                    U. S. A.


                                       AND


                           SUMITOMO-YALE COMPANY, LTD.


                                      JAPAN


                                NOVEMBER 27, 1997

                                TABLE OF CONTENTS
                                -----------------


ARTICLE
-------


1.0      GENERAL PROVISIONS

2.0      DEFINITIONS

3.0      PARTIES TO THE JOINT VENTURE Contract

4.0      ESTABLISHMENT OF JOINT VENTURE COMPANY

5.0      PURPOSES, BUSINESS SCOPE AND RELATED AUTHORIZED ACTIVITIES

6.0      TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

7.0      RESPONSIBILITIES OF EACH PARTY TO THE JOINT VENTURE COMPANY

8.0      TECHNOLOGY AND TRADEMARKS

9.0      SELLING OF Forklift Trucks AND RELATED PRODUCTS

10.0     CONFIDENTIALITY

11.0     BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

12.0     TAXES, FINANCE, AND AUDIT

13.0     Labor MANAGEMENT and operations management

14.0     TRADE union

15.0     DURATION OF THE JOINT VENTURE COMPANY

16.0     INSURANCE

17.0     LIABILITIES FOR BREACH OF CONTRACT

18.0     FORCE MAJEURE

19.0     AMENDMENT

20.0     DISSOLUTION

21.0     SETTLEMENT OF DISPUTES

22.0     APPLICABLE LAW

23.0     LANGUAGE

24.0     PARTIAL ENFORCEABILITY

                          -----------------------------


ARTICLE
-------


25.0     ENTIRE AGREEMENT

26.0     NOTICES

27.0     COMPLIANCE WITH LAWS

28.0     PROHIBITED ACTIONS AND MISCELLANEOUS PROVISIONS

29.0     CONDITIONS PRECEDENT

30.0     EFFECTIVENESS OF THE CONTRACT

31.0     WAIVER

32.0     SIGNATURES





EXHIBIT A       PRODUCT TECHNOLOGY AND TRADEMARK AGREEMENT
EXHIBIT B       LAND USE RIGHT TRANSFER CONTRACT
EXHIBIT C       SALES AND SUPPLY AGREEMENTS
EXHIBIT D       HYSTER SHANGHAI EXPORT GUIDING PRINCIPLES
EXHIBIT E       LIST OF INITIAL BOARD OF DIRECTORS APPOINTEES

ARTICLE 1.0  GENERAL PROVISIONS

         In accordance with the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment," The Regulations of the People's Republic of China on the Registration and Administration of Joint Venture using Chinese and Foreign Investment, and other relevant Chinese laws and regulations and subject to the terms and conditions set forth herein, Shanghai Perfect Jinqiao United Development Co., Ltd., an enterprise legal person duly formed and existing under the Laws of The People's Republic of China, located in Shanghai, The Peoples Republic of China; AND, NACCO Materials Handling Group, Inc., a corporation registered in the United States of America; AND, Sumitomo-Yale Company, Ltd., a corporation registered in Japan; adhering to the principles of equality and mutual benefit and through friendly consultations, hereby agree to form a joint venture limited liability company in Shanghai, Peoples Republic of China, and to the provisions which follow:

ARTICLE 2.0  DEFINITIONS

       Unless indicated otherwise, the following terms will have the meanings described below when used in this Contract.

       "AFFILIATE" shall mean any company other than the Joint Venture Company which directly or indirectly controls or is controlled by or is under common control with Party A, Party B, or Party C. The term "control" shall mean ownership, directly or indirectly, of shares entitled to elect not less than fifty percent (50%) of the directors of a company.

       "ARTICLES OF ASSOCIATION" shall mean the Articles of Association of the Joint Venture Company.

       "EXAMINATION AND APPROVAL AUTHORITY" shall mean the Shanghai Pudong New Area District Administration Commission.

       "CHINA" and "THE PRC" shall each mean the People's Republic of China.

       "CHINESE LAW" shall mean any and all published and publicly available authorized decrees, rules and regulations of the Government of the People's Republic of China which are applicable to this Contract or the Joint Venture Company, whether issued by central, provincial, municipal or other subdivisions thereof.

       "CONFIDENTIAL INFORMATION" shall mean all technical and engineering, construction, economic, financial, sales, marketing and other confidential information developed or owned by Party A, Party B, Party C, Affiliates of any party, or the Joint Venture Company and provided in writing or orally by Party A, Party B, Party C, or Affiliates of any party in connection with the negotiation of this Joint Venture Contract or the implementation of this Joint Venture Contract, or developed by the Joint Venture Company.

       "SENIOR MANAGER" OR "SENIOR MANAGEMENT" shall mean the following positions: General Manager, Assistant General Manager, Human Resources Manager, Marketing Manager, Financial Manager, Logistics Manager and
Manufacturing/Engineering Advisor. The Board of Directors may re-define these positions by a majority vote, based on recommendations of General Manager of the Joint Venture Company.

       "JOINT VENTURE COMPANY" shall mean the company to be formed by this Contract.

       "JOINT VENTURE TERM" shall have the meaning set out in Article 15.1 of this Contract.

       "JOINT VENTURE CONTRACT" or "CONTRACT" shall mean this document, and the agreement of the parties which is contained in it.

       "BOARD OF DIRECTORS" shall mean the Board of Directors of the Joint Venture Company to be formed by this Contract.

ARTICLE 3.0  PARTIES TO THE JOINT VENTURE COMPANY

        Parties to this Contract are as follows:

         A. SHANGHAI PERFECT JINQIAO UNITED DEVELOPMENT CORPORATION (hereinafter referred to as Party A), its legal address is 190 Yuansheng Road, Pudong New Area, Shanghai, People's Republic of China,
                  Legal representative:               Wang Zhuxiang
                  Position:                           General Manager
                  Nationality:                        Chinese

         B. NACCO MATERIALS HANDLING GROUP, INC., (hereinafter referred to as Party B), registered with the State of Delaware, United States of America, its legal address at 2701 NW Vaughn, Portland, Oregon, 97201 USA.
                  Legal representative:               Reginald R. Eklund
                  Position:                           President & CEO
                  Nationality:                        United States

         C.       SUMITOMO-YALE COMPANY, LTD. (hereinafter referred to as Party
                  C), registered in Japan, its legal address at 2-75 Dai Toh-Cho, Obu-Shi, Aichi-Ken, 474 Japan
                  Legal representative:               Yoshinori Ohno
                  Position:                           President
                  Nationality:                        Japanese


ARTICLE 4.0  ESTABLISHMENT OF THE JOINT VENTURE COMPANY

         4.1 In accordance with the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment," the "Regulations of the People's Republic of China on the Registration and Administration of Joint Venture using Chinese and Foreign Investment", and other relevant Chinese Laws and regulations, the Parties agree jointly to set up a joint venture limited liability company (hereinafter referred to as the "Joint Venture Company."

         4.2 The English name of the Joint Venture Company is "SHANGHAI HYSTER FORKLIFT TRUCK COMPANY LTD." The Chinese name of the Joint Venture Company is . Upon the occurrence of any event specified in Section XXV of EXHIBIT A, PRODUCT TECHNOLOGY AND TRADEMARK AGREEMENT, the Joint Venture Company shall change its name and shall not use the words "Hyster" or

" " in its new name. The legal address of the Joint Venture Company is Site Number 76, Jinqiao Export Processing Zone, Pudong New Area, Shanghai, People's Republic of China.

         4.3 The Joint Venture Company shall be a legal person under the laws of the PRC, and all activities of the Joint Venture Company shall be governed and protected by the laws, decrees and pertinent regulations of the PRC. The formation, execution, validity, interpretation and implementation of this Contract and the settlement of disputes concerning this Contract shall be governed by Chinese Law. The governing law of any other agreement, including but not limited to the exhibits to this Contract, entered into by the Joint Venture Company in relation to this Contract, or between the parties, shall be as set out in each such contract. The Joint Venture Company may establish branches and invest in or establish joint ventures with other companies in the PRC or abroad for the pursuit of any type of business permissible under this Contract or the Business License, subject to any necessary legal approvals.

         4.4 The form of the Joint Venture Company shall be a limited liability company. Each shareholder of the Joint Venture Company shall be liable only within the limit of the registered capital subscribed or to be subscribed by it. Except as otherwise agreed in writing, no Party shall have any obligation to provide funds to the Joint Venture Company in excess of the agreed portion of the registered capital set forth in this Contract. Creditors of the Joint Venture Company (including taxation and other government authorities) shall have recourse only to the assets of the Joint Venture Company for payment and not to any party. Subject to these limitations, the profits, risks, and losses of the Joint Venture Company shall be shared by the parties in proportion to their respective contribution to the registered capital of the Joint Venture Company.

       4.5 Simultaneously with execution of this Joint Venture Contract, the parties, acting through their authorized representatives, shall execute the Articles of Association of the Joint Venture Company in a form which is consistent with this Contract. Should there by any discrepancy between the Articles of Association and this Joint Venture Contract, the Contract shall prevail and the Board shall amend the Articles of Association.

       4.6 Within thirty (30) days after the receipt of the certificate of approval of this Contract from the Examination and Approval Authority, the Joint Venture Company shall register with the Shanghai Pudong New District State Administration for Industry and Commerce and apply for issuance of a Business License in accordance with the provisions of the "Regulations of the People's Republic of China on the Registration and Administration of Joint Venture using Chinese and Foreign Investment".

       4.7 The date of establishment of the Joint Venture Company shall be the date when the Joint Venture Company is issued its Business License by the Shanghai Administration for Industry and Commerce.

       4.8 If, after the signing of this Contract, (a) existing Chinese Law is changed or any new Chinese Law is introduced by any department, division or authority of the Chinese government, which is applicable to the Joint Venture Company or the activities of Party A, Party B, or Party C, and, (b) the effect of such changed or new Chinese Law is either to provide for preferential treatment to or to have an adverse effect on any of the Joint Venture Company or Party A or Party B or Party C, then:

         a. If the changed or new Chinese Law is more favorable to the Joint Venture Company or any of the Parties than the Chinese Law in effect on the date this Contract was signed (and the other Parties are not materially and adversely affected), the Joint Venture Company and the Party or Parties concerned shall promptly apply to receive the benefits of such changed or new Chinese Law. All Parties shall use their best efforts to cause such application to be approved by the relevant authorities.

         b. If, because of such changed or new Chinese Law, any Party's economic benefits under this Contract are materially and adversely affected, directly or indirectly, then, this Contract shall continue to be implemented in accordance with its original terms and the Parties shall resolve the matter in accordance with Chinese Law, including but not limited to the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment," "The Regulations of the People's Republic of China on the Registration and Administration of Joint Venture using Chinese and Foreign Investment," and the "Foreign Economic Contract Law." However, if in the view of any Party this cannot satisfactorily be achieved, the Parties shall consult promptly and make all such amendments to this Contract and the Articles of Association as are required to maintain the affected Party's economic benefits under this Contract. Should it be impracticable or impossible to maintain the affected party's economic benefits under the new or changed law, the affected party or parties may implement termination proceedings as described in Article 20.0.

       4.9 Each of Party A, Party B, and Party C represents and warrants that:

         4.9.1 It is a duly organized and validly existing legal person under the laws of the jurisdiction of its establishment.

         4.9.2 It is not a party to, nor is it bound by, any contract or agreement which would be violated by its execution or performance of this Joint Venture Contract; and that this Contract does not conflict with or constitute a default under any Party's Articles of Association, Articles of Incorporation, by-laws or other charter documents, or any indenture, mortgage, deed of trust or other instrument, any material contractual covenant or any restriction to which it is a party or its assets are bound, nor does it violate any provision of any law, rule, regulation, order, writ, judgment, or decree determination presently in effect having applicability to such party. The representations and warranties made by each Party in Article 4 of this Contract shall survive the execution and delivering of this Contract and the consummation of the transactions contemplated herein, and shall continue in effect thereafter.

         4.9.3 It enters into this Contract on its own account and it and its representatives have been duly authorized to execute this Joint Venture Contract and have taken all necessary corporate action and received all necessary government approvals for its authorized representatives to execute and deliver this Contract and for it to perform its obligations hereunder. This Contract will become effective on the effective date, and constitute each Party's legal and binding obligation, and, assuming due authorization, execution, and delivery by the other Parties hereto, this Joint Venture Contract is a valid and binding Contract enforceable in accordance with its terms.

         4.9.4 As of the date it makes its contribution of registered capital to the Joint Venture Company, it owns and has good title to the assets it is contributing to the Joint Venture Company pursuant to Article 6.3 free and clear of any liens, security interests and charges.

         4.9.5 To the extent that the co-operation of any party which is not a party to this Contract, (including subsidiaries and other related parties) is required in the performance by any Party of its obligations under this Contract or any related Exhibits or related contract, such Party warrants that it has obtained the binding agreement of such party to co-operate as required for the full performance of this Contract in accordance with its terms.

         4.9.6 It has not made any material misrepresentation of fact to any other party to this Contract, nor withheld any material information from any party, which, if such information were known to the other party or parties would have materially affected such party or parties willingness to enter into this Contract.

ARTICLE 5.0  PURPOSES, BUSINESS SCOPE AND RELATED AUTHORIZED ACTIVITIES

         5.1 The business purpose of the Company is to introduce the world-famous "HYSTER" material handling machinery manufacturing technology, trademark, and capital; to further develop the competitiveness of China's material handling industry on the basis of the existing domestic market share through the establishment of the Company and the introduction of the advanced management and operation methods, to substitute step by step the import forklift trucks with the Company's products, and to continuously increase the local content as well as to strive for obtaining the international certification and launch the products onto the world market.

         5.2 THE BUSINESS SCOPE OF THIS JOINT VENTURE COMPANY IS: "THE MANUFACTURE, SALE, AND LEASING OF VARIOUS TYPES OF FORKLIFT TRUCKS AND MATERIAL HANDLING EQUIPMENT AND COMPONENTS, AND PROVIDING AFTER-MARKET SERVICES, INCLUDING RELATED SUPPLY OF LOCALLY MADE AND IMPORTED SPARE PARTS."

         5.3 Additional authorized activities of the Joint Venture Company include:

         a. The establishment of all branches or subsidiaries, whether domestic or overseas, necessary to fulfill any of the objectives of the Joint Venture Company;
         b. The taking of all measure necessary in order to benefit from any preferential treatment which may be or may become available to the joint venture;
         c. The taking of all measures necessary to ensure that the Joint Venture Company obtains amounts of foreign exchange sufficient for its needs.
         d. The carrying out of all other related business activities as provided in this Contract and the Articles of Association, or as may be determined by majority decision of the Board of Directors;
         e. The carrying out of all other activities as may be necessary to achieve the economic benefits of the Joint Venture Company as provided in this Contract and the Feasibility Study.

ARTICLE 6.0  TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

       6.1 The total amount of investments, consisting of registered capital and loans, in the Joint Venture Company is US$ 25,000,000 The registered capital is US$ 13,540,000 . The additional investment of US$ 11,460,000 shall be from bank borrowings or other lawful borrowings by the Joint Venture Company.

       6.2 The registered capital of the parties of the Joint Venture Company will be as follows:

              Party A:US $ 2,031,000 [15%]


              Party B:US $ 7,447,000 [55%]

              Party C:US$ 4,062,000 [30%]

       6.3 The Parties' contributions to the registered capital of the Joint Venture Company shall be made as follows:

       PARTY A:

              Renminbi Cash:                RMB Equivalent of US $ 2,031,000
                                            --------------------------------
       PARTY B:

              USD Cash:                     US $ 7,447,000
                                            --------------

       PARTY C:

              USD Cash:                     US $ 4,062,000
                                            --------------

       6.4 Party A's contribution to registered capital will be in the RMB equivalent of U.S. dollars noted above. The conversion of RMB to U.S. dollars shall be in accordance with the average of the buying and selling exchange rate published by the People's Bank of China, on the date the transaction is entered into the accounts of the Joint Venture Company.

       6.5 Each Party's share of registered capital shall be fully paid within two years of issuance of the Business License, according to the following schedule:

         A.       Within 90 days of issuance of the Joint Venture Business
                  License: Each of Party A, Party B and Party C will contribute 25% of its subscribed contribution to the registered capital.

         B. Within One Year of the issuance of the Business License: Each of Party A, Party B, and Party C will contribute a further 45% of its subscribed contribution to the registered capital.

         C. Within two years of issuance of the Business License: Each of Party A, Party B, and Party C will contribute the remaining 30% of its subscribed contribution to the registered capital.

       6.6 The equipment to be purchased and imported for use by the Joint Venture is listed in the Feasibility Study.

       6.7 It is the present intention of the Parties that the Joint Venture Company will purchase from Party A for use as the Joint Venture Company's manufacturing site, the 50 year transferable land use rights to that parcel of land in the identified in EXHIBIT B: LAND-USE RIGHT TRANSFER CONTRACT, and under the terms and conditions stated in EXHIBIT B. Execution of the agreement attached as EXHIBIT B shall be subject to approval of the Board of Directors of the Joint Venture Company. Party A represents and warrants that the information provided in EXHIBIT B is complete and correct and that Party A is authorized to enter into the agreement to transfer the land use rights under the terms of EXHIBIT B.

       6.8 After each investment is made by each of the parties to the Joint Venture Company, an internationally recognized Chinese Registered Accountant shall be engaged by the Joint Venture Company to verify each party's investment and to provide a certificate of verification to the Joint Venture Company. The Board shall then issue an investment certificate to each party, based on the verification of the Registered Accountant. The investment certificate shall include the following:

              a.  Name of the Joint Venture Company;
              b.  Date of establishment of the Joint Venture Company;
              c.  Name of party and amount of investment contributed;
              d.  Date of contribution; and
              e.  Date of issuance of investment certificate.

       6.9 Except as provided for in Article 6.10, no party to this Agreement may sell, assign or transfer all or part of its investment in the Joint Venture Company without prior unanimous consent from the Board of Directors of the Joint Venture Company, and prior approval from the Examination and Approval Authority. Any proposed transferee of any party's interest in the Joint Venture Company must also consent to enter into an agreement substantially equivalent to this Contract with the non-transferring parties, unless agreed otherwise in writing by the non-transferring parties. In addition to this right of prior approval, the non transferring parties shall have the right of first refusal to buy out the investment of the party who intends to sell, assign or transfer its interest, under the same terms and conditions offered to any potential buyer, assignee or transferee. Any party proposing to sell or transfer its interest must give written notice by facsimile and registered airmail of such intent to transfer to all other parties and to the Chairman of the Board of the Joint Venture Company. This notice shall include a copy of such formal offer made to the proposed transferee. Parties receiving such notice, must reply within 30 days of the date of receipt of the notice, either consenting to the transfer or stating their intent to exercise the right of first refusal. Failure to reply within 30 days will be taken as consent to the transfer. If all parties consent to the transfer, such transfer must be effected on exactly same terms represented to the parties to this Contract and consummated within 180 days of consent. In the event that two non transferring parties both wish to exercise the right of first refusal, they shall be permitted to acquire the interest of the transferring party in proportion to the amounts of registered capital which the two non transferring parties have contributed to the Joint Venture, or as otherwise agreed between them.

       6.10 It is anticipated that at some time or times during the duration of the Joint Venture Company, Party B may wish to transfer its interest in the Joint Venture Company to one or more of its Affiliates. Party A and Party C agree that they do and will consent to this transfer, and that they will assist Party B in obtaining approval for this transfer from the Examination and Approval Authority. In addition, should Party B and Party C decide that it is in their best interests for Party B to acquire all or part of Party C's interest in the Joint Venture Company, Party A agrees that it does and will consent to such a transfer and that it will assist Party B and C in obtaining any required approval of the Examination and Approval Authority. In both situations described in this paragraph, the provisions of Article 6.9 relating to right of first refusal will not apply.

       6.11 The registered capital shall not be reduced or increased within the duration of the Joint Venture Company except by Board approval. Increasing or reducing the registered capital or changes in the investment ratio shall be unanimously agreed by the Board of Directors and approved by the Examination and Approval Authority. In the event of a resolution of the Board calling for increase in Registered Capital, all parties will have a preemptive right to contribute additional capital in proportion to the share of its original contribution of Registered Capital under this Contract. Any party not electing to exercise this right to contribute additional capital hereby agrees to consent to having its percentage share of the Registered Capital reduced as required by the new capital structure, and to any resulting changes in the structure of the Board of Directors or management structure of the Joint Venture Company.

ARTICLE 7.0   RESPONSIBILITIES OF EACH PARTY TO THE JOINT VENTURE COMPANY

       7.1    The following responsibilities shall be undertaken by Party A:

       RESPONSIBILITIES OF PARTY A:
       ----------------------------

                7.1.1 To cooperate with the other parties in handling the application, procurement of registration, and approval of the Business License and other matters concerning approval and the establishment of the Joint Venture Company from the relevant government and regulatory departments in China. Required registration and application fees paid by Party A, however, will be reimbursed by the Joint Venture Company.

                7.1.2 To provide 15% of the registered capital in the form of Renminbi Cash as per Article 6.0 of this Contract

                7.1.3 To assist the Joint Venture Company in various applications to Chinese government authorities for preferential tax benefits and other incentives.

                7.1.4 To assist the Joint Venture Company to negotiate raw material supply contracts with Chinese manufacturers at favorable prices.

                7.1.5 To assist in processing import customs declarations for imported fork lift kits, fork lift spare parts, machinery, equipment and materials purchased outside China and to arrange transportation for them within China.

                7.1.6 To assist the Joint Venture Company in purchasing or leasing any equipment, materials, articles for office use, means of transportation, communication facilities, or other items sourced within China.

                7.1.7 To assist the Joint Venture Company with recruitment of necessary local personnel and other employment matters for smooth operation of the Joint Venture Company.

                7.1.8 To assist foreign personnel in obtaining entry visas and work licenses and to assist with travel arrangements within China.

                7.1.9 To assist the Joint Venture Company in negotiating reliable supplies of basic utilities such as water, sewer, electricity, gas, and communications services, on a cost effective basis.

                7.1.10 To provide the General Manager of the Joint Venture Company with information on local laws and regulations and other information necessary to ensure smooth operations and compliance with relevant laws and regulations.

                7.1.11 To assist the Joint Venture Company in opening bank accounts and in applying for and obtaining any necessary bank loans from Chinese banks or other Chinese or foreign financial institutions

                7.1.12 To assist employees hired by the Joint Venture Company in locating housing to be paid for by themselves (or by the Joint Venture Company, upon approval by its Board of Directors).

                7.1.13 To obtain any consents or authorizations from lessors, lenders and other parties who have contractual relationships with Party A that are required for Party A to execute this Contract and perform its obligations hereunder.

                7.1.14 To assist in the construction approvals and identification of suitable building contractors for the new JV factory and offices in the Pudong New Area.

                7.1.15 To perform and fulfill such other duties which the Joint Venture Company may entrust to Party A from time to time.

       7.2    The following responsibilities shall be undertaken by Party B:

       RESPONSIBILITIES OF PARTY B:
       ---------------------------

                7.2.1 To provide 55% of the registered capital in the form of USD Cash as per Article 6.0 of this Contract

                7.2.2 To provide personnel to supervise the installation and commissioning of the equipment sold by Party B to the Joint Venture.

                7.2.3 To assist the Joint Venture Company with the shipment of equipment sold by Party B to the Chinese port destination.

                7.2.4 To advise the Joint Venture Company regarding its marketing plans.

                7.2.5 To assist the Joint Venture Company in purchasing components and raw materials which are not available in China.

                7.2.6 To provide advanced technical and manufacturing assistance and training to the Joint Venture Company employees in accordance with the PRODUCT TECHNOLOGY AND TRADEMARK AGREEMENT (EXHIBIT A) and in consideration for the amounts specified therein.

                7.2.7 To assist the Joint Venture Company in opening bank accounts and applying for and obtaining any necessary loans from Chinese banks or other Chinese or foreign financial institutions.

                7.2.8 To perform and fulfill such other duties which the Joint Venture Company may entrust to Party B from time to time.

       7.3    The following responsibilities shall be undertaken by Party C:


       RESPONSIBILITIES OF PARTY C:
       ---------------------------

                7.3.1 To provide 30% of the registered capital in the form of USD Cash as stated in Article 6.0 of this Contract.

                7.3.2 To provide personnel to supervise the installation and commissioning of the equipment sold by Party B or Party C to the Joint Venture Company.

                7.3.3 To assist the Joint Venture Company with the shipment of equipment sold by Party C to the Chinese port destination.

                7.3.4 To advise the Joint Venture Company regarding its marketing plans.

                7.3.5 To assist the Joint Venture Company in purchasing components and raw materials which are not available in China.

                7.3.6 To assist the Joint Venture Company in opening bank accounts and applying for and obtaining any necessary loans from Chinese banks or other Chinese or foreign financial institutions.

                7.3.7 To perform and fulfill such other duties which the Joint Venture Company may entrust to Party B from time to time.

ARTICLE 8.0   TECHNOLOGY AND TRADEMARKS

       8.1 The parties agree that the PRODUCT TECHNOLOGY AND TRADEMARK AGREEMENT set out in EXHIBIT A to this Joint Venture Contract shall be signed by the Joint Venture Company and Party B after the Joint Venture Company has obtained its business license.

       8.2 The Joint Venture Company may use the trademarks of Party B in accordance with the PRODUCT TECHNOLOGY AND TRADEMARK AGREEMENT set out in EXHIBIT A. Such trademarks have been or shall be duly registered in China by Party B to protect their use.

       8.3 The Joint Venture Company may establish its own trademarks, as determined by the Board of Directors, which shall be duly registered by the Joint Venture Company in China to protect their use.

ARTICLE 9.0  SELLING OF FORKLIFT TRUCKS AND RELATED PRODUCTS

       9.1 The Joint Venture Company will sell its products predominantly in the domestic China market and secondarily in international markets. Plans for export sales to international markets will be determined by the Board of Directors. The Joint Venture Company will make its best efforts to pursue export sales, in part, to assist in foreign exchange balance. The Joint Venture's export ratio target shall be 10% of sales. However, pursuit of export sales will be determined by price levels, quality levels and the ability of the Joint Venture Company to deliver product to the market's expectations. Sales to the international market will be exclusively made through the sales channels determined and selected by Party B, which may include Party B, Party C, or Affiliates thereof. Sales to or through Party B will be governed by EXHIBIT C SALES AND SUPPLY AGREEMENT, and EXHIBIT D HYSTER SHANGHAI EXPORT GUIDING PRINCIPLES, which will be executed by the Joint Venture company and Party B upon issuance of the Business License.

       9.2 The Joint Venture Company will establish its own internal marketing, sales and distribution department which will be solely responsible for selling the JV Products and imported spare parts in China. Selling prices for all products and services will be established by the General Manager of the Joint Venture Company .

       9.3 The Joint Venture Company will sell the Products directly or via designated agent(s) within China. Sales of Products to the international market will be made per Article 9.1.

ARTICLE 10.0  CONFIDENTIALITY

       10.1   Confidential Information shall be protected as follows:

              10.1.1 During the Joint Venture Term and thereafter, unless it properly comes into the public domain, or until authorized to disclose the information in advance and in writing by the party owning such confidential information, each party, and the Joint Venture Company, shall maintain the confidentiality of, and not disclose to any third person, firm or company or government entity (unless such disclosure is mandated by publicly available law), any Confidential Information. Each party and the Joint Venture Company shall disclose such Confidential Information only to those employees whose duties require such disclosure and shall take all other reasonable precautions to prevent unauthorized disclosure, including, but not limited to requiring employees to sign appropriate confidentiality agreements.

              10.1.2 The parties agree that they shall cause their officers, directors, and employees, and those of their divisions, subsidiaries or Affiliates, to comply with the confidentiality obligations set forth herein.

              10.1.3 The confidentiality obligations stated herein shall survive the termination of this Joint Venture Contract and the termination, dissolution or liquidation of the Joint Venture Company.

ARTICLE 11.0  BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

       11.1 The Board of Directors of the Joint Venture Company shall be established immediately after the Business License is issued to the Joint Venture Company.

       11.2 The Board of Directors shall be composed of seven (7) members, of which one (1) shall be appointed by Party A and four (4) shall be appointed by Party B and two (2) shall be appointed by Party C. Among the appointed directors, Party B shall appoint the Chairman of the Board and Party C shall appoint the Vice Chairman of the Board. The term of office for each director, the Chairman and the Vice Chairman shall be four (4) years, which term may be renewed by the party appointing the relevant director, Chairman or Vice Chairman. Any vacancy created in the Board of Directors shall be filled by the party which originally nominated the director whose absence created the vacancy. The composition of the Board of Directors shall be subject to change if the proportion of investment by the parties changes.

       11.3 Any party may at any time change any of its designated members of the Board of Directors for any reason, but the party shall provide written notice to the other parties one month in advance to facilitate clear communications and understanding.

       11.4   The General Manager may also be a director.

       11.5 The highest authority of the Joint Venture Company shall be the Board of Directors. Decisions shall be made by the Board of Directors as follows:

                11.5.1 Unanimous approval by the Board of Directors shall be required before any action is taken concerning "major issues," which are limited to those identified by the laws of China as set forth in Article 36 of the "Regulations for Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment". As of the date of this Joint Venture Contract, such issues are:

                  a. Amendment of the Articles of Association of the Joint Venture Company;
                  b. Extension, termination or dissolution or liquidation of the Joint Venture Company;
                  c. Any increase, reduction, sale, assignment or transfer of the Joint Venture Company's registered capital; and
                  d. Any merger of the Joint Venture Company with another entity.

                11.5.2 In the event that Chinese law is changed to permit any or all of the "major issues" defined above to be decided by simple majority vote of the Board, then simple majority approval shall be sufficient for such decisions.

                11.5.3 Appointment and dismissal of the General Manager as per Sections 11.0 and 13.0, shall require a vote of a majority of the Board of Directors. Decisions regarding distribution of profits shall require unanimous vote of the Board. All other matters may be decided by the Board of Directors by simple majority vote, unless explicitly stated otherwise in this Contract.

       11.6 The Chairman of the Board is the legal representative of the Joint Venture Company. Should the Chairman be unable to exercise his responsibilities, he shall authorize the Vice Chairman, or any other director that he may appoint in writing to represent the Joint Venture Company temporarily. No director shall have the power to bind the Joint Venture Company except with the written resolution of the Board of Directors.

       11.7 The Board of Directors shall convene at least one meeting every year to be held at the main office of the Joint Venture Company or at such other location as may be determined by the Chairman of the Board. The meeting shall be called and presided over by the Chairman of the Board or such other director that the Chairman has authorized to act on his behalf. The Chairman may convene an interim meeting based on a proposal made by four (4) or more of the directors. Meetings may be held via audio or video tele-conferencing, subject to the notice rules in Article 11.8 Five (5) of the directors shall constitute a quorum for meetings of the Board of Directors. No action taken at a meeting without a quorum shall be valid. Minutes of each meeting shall be recorded by a person designated by the Chairman, signed by all directors or proxies present at the meeting, distributed by mail or facsimile to all board members within 30 days of each meeting, and placed on file in English and Chinese at the office of the General Manager of the Joint Venture Company. Board resolutions may also be passed without a meeting through a written circular vote via facsimile, e-mail, or other electronic exchange. Resolutions passed without a meeting through a written circular vote may be passed only by the signature of all seven (7) Directors.

       11.8 The Chairman shall send facsimile notice, followed by registered airmail, at least thirty (30) days prior to any meeting stating the agenda, time and place of the meeting. Meetings may be held by teleconference on 7 days facsimile notice. Such notice shall be in English and Chinese and include a detailed agenda of matters to be discussed at the meeting and shall also include copies of all reports, documents and other materials relevant for adequate and informed consideration of each matter on the agenda. Such notice may be waived by unanimous consent of all directors attending the meeting in person or by proxy.

       11.9 In the event of an emergency or other important matter involving substantial risk or opportunity for the Joint Venture Company, the nature of which requires Board approval, the Chairman shall by the most rapid means of communication available, notify each director of the nature of circumstances that require the Joint Venture Company to act, the reason for urgency, the proposed action to be taken, the time within which the action must be taken, and the convening of a meeting of the Board of Directors to consider such action. If due to the urgency of the situation, it is not possible to obtain a quorum of the Board of Directors within the time available for the Joint Venture Company to act, the written/faxed approval of one director from each Party will suffice for the General Manager to act, and a Board of Directors meeting shall be convened as soon as reasonably possible thereafter to ratify such action.

       11.10 Should a member of the Board of Directors be unable to attend a Board meeting for any reason, he may appoint a proxy in writing to be present and to vote on his behalf at the meeting. A proxy may represent one or more members of the Board of Directors. Should a member of the Board of Directors neither attend the meeting nor appoint a proxy to attend, he shall be considered to have abstained from voting.

       11.11 Members of the Board of Directors shall not be paid by the Joint Venture Company for their duties as members of the Board of Directors. The party nominating each director shall cover all air travel, meal and lodging expenses incurred by members of the Board of Directors (and their proxies) in traveling to and in attending meetings of the Board of Directors.

       11.12 Each member of the Board of Directors shall have only one vote.

       11.13 Day to day operational management of the Joint Venture Company shall be vested in a General Manager, who shall be nominated by Party B and approved by a majority vote of the Board of Directors. The General Manager shall report to the Board of Directors.

       11.14 The Board of Directors shall have the power to dismiss the General Manager at any time as the Board of Directors deems appropriate by a majority vote of the Board.

       11.15 Subject to Article 11.14 above, the initial term of office for the General Manager is two years from date of this Contract.

ARTICLE 12.0  TAXES, FINANCE, AND AUDIT

       12.1 The Joint Venture Company shall pay taxes in accordance with the requirements of the relevant Chinese laws.

       12.2 Staff members and workers of the Joint Venture Company shall pay individual income tax according to the "Individual Income Tax Law of the People's Republic of China".

       12.3 Allocations for reserve and expansion funds of the Joint Venture Company and welfare funds and bonuses for staff and workers from after-tax profits shall be set aside in accordance with the stipulations of the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment". The annual allocations shall be determined by the Board of Directors according to the business situation of the Joint Venture Company at the relevant time.

       12.4 The fiscal year of the Joint Venture Company shall be January 1 through December 31. All vouchers, statistical statements, account books and reports shall be written in Chinese and English. The quarterly report and financial statement as well as the annual accounts of the Joint Venture Company shall be prepared in Chinese and English for the Board of Directors.

       12.5 The Joint Venture Company's annual financial auditing shall be conducted by an internationally recognized auditor registered in China and appointed by the Board of Directors. The results of auditing shall be a report in accordance with international accounting principles to be submitted to and unanimously approved by the Board of Directors. The books of account of the Joint Venture Company will be available for examination by duly authorized representatives of any of the parties provided such examination is made during normal business hours upon reasonable prior notice to and upon the premises of the Joint Venture Company. Any party may appoint its own auditors to audit the accounts of the company at its own expense.

       12.6 Within 30 days after each calendar quarter, the General Manager shall submit to the Board of Directors the profit and loss statement for that quarter and the balance sheet as of the close of that quarter.

       12.7 Within the first three (3) months of each fiscal year, the General Manager shall present to the Board of Directors for approval the previous year's balance sheet, profit and loss statement, statement of changes in financial position, cash flow statement, and proposals regarding the distribution of profits of the Joint Venture Company. By the end of the third month of each fiscal year, the Board of Directors shall determine the required allowances for funds discussed in Article 12.3 and for the payment of income taxes, and determine by unanimous vote the appropriate distribution out of the balance of retained earnings in the form of dividends to shareholders in proportion to each party's contribution to registered capital as of the end of the previous fiscal year. The Company shall distribute dividends after all the taxes have been paid and the amounts towards the development fund, the reserve fund and the bonus and welfare fund have been deducted in accordance with the Chinese regulations with regard to financial affairs. Dividends shall be distributed after all the previous losses have been recovered.

       12.8 The General Manager shall be responsible for the preparation of the Joint Venture Company's budgets. The budgets (including the projected balance sheet, profit and loss statements and cash transaction report) for the next fiscal year shall be submitted to the Board for approval 60 days prior to the commencement of the fiscal year. Detailed information on training and personnel issues shall be included with the annual budget. Once approved, the General manager shall be responsible for implementation of budgets and other operational plans

       12.9 In addition, the General Manager shall be responsible for preparation of quarterly reports on the following topics:

        a.       Marketing and sales reports;

        b.       Operational reports, and,

        c.       Capital expenditure reports

       12.10 The Joint Venture Company shall establish an accounting system in accordance with the internationally used accrual basis and debit and credit system.

       12.11 The Joint Venture Company shall adopt the Chinese RMB as the standard currency for entries in the books of account. For financial statement reporting, conversion of transactions or translation of the financial statement into US dollars or other currencies shall be in accordance with international accounting standards. Financial reporting and control shall satisfy both Chinese and International accounting standards.

       12.12 The Joint Venture Company shall open RMB and foreign exchange accounts with banks in China, and the General Manager shall decide the procedure for issuing and signing bank checks.

       12.13 The Joint Venture Company may also open foreign exchange accounts with foreign banks in foreign countries as designated by the Board of Directors and approved by the State Administration of Foreign Exchange. All foreign income to the Joint Venture Company earned and paid abroad shall be deposited in those accounts and all payments in foreign exchange currencies outside of China may be made from the same accounts. Any conversion of foreign exchange by the Joint Venture Company must be approved by the General Manager under guidelines approved by the Board of Directors.

       12.14 All Parties recognize that maintenance of a Foreign Exchange balance is a goal of the company. For this reason, the Joint Venture Company will make its best efforts to increase international sales as permitted under Chinese law to balance its foreign exchange account on its own. If necessary, in addition to obtaining foreign exchange through export sales, the parties and the Joint Venture Company will be permitted to enter the Foreign Exchange Market. In no event, however, will Party B or Party C be obligated to contribute or otherwise provide foreign currency to the Joint Venture Company after the parties' contributions to the Registered Capital of the Joint Venture Company have been made pursuant to Article 6.5 of this Contract.

ARTICLE 13.0  LABOR MANAGEMENT AND OPERATIONS MANAGEMENT

       13.1 Labor contracts covering recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalties, confidentiality, and other matters concerning the staff and workers of the Joint Venture Company shall be drawn up between the Joint Venture Company and its individual employees in accordance with the "Regulations of the People's Republic of China on Labor Management in Joint Venture Using Chinese and Foreign Investment" and the "Labor Law of the People's Republic of China". The General manager will be responsible for appointing all management and other personnel under implementation rules and the labor plan of the Joint Venture Company as approved by the Board of Directors. The General Manager will also have the right to terminate employment of any employee at any time, provided that this procedure is in accordance with the relevant Chinese labor law

       13.2 An Assistant General Manager may be nominated by Party A. The Board of Directors must confirm the nominated person by a unanimous vote. Should the General Manager wish to terminate the employment of the Assistant General Manager, the Board of Directors must confirm the dismissal by a unanimous vote.

       13.3 The salary or wages, housing benefits, social insurance, welfare, and personal traveling expenses, and similar items for Senior Management personnel will be determined by the Board of Directors, which may delegate such responsibility to the General Manager, except that the compensation of the General Manager will be solely determined by the Board. The principle for establishing salaries is the international market rates (including housing and other expenses) for expatriates in China and the local market rates for Chinese personnel. The General Manager shall submit a recommendation regarding Senior Management compensation packages to the Board of Directors 60 days prior to the beginning of each fiscal year.

       13.4 The Joint Venture Company shall provide an incentive fund for rewarding employees who have made a significant contribution to the Joint Venture Company. The actual amount to be reserved and the rules for allocating the funds, shall be decided by the Board of Directors, based on the financial performance of the Joint Venture Company for each year.

       13.5 Unless otherwise approved by the Board of Directors, the Joint Venture Company shall have initially five expatriate overseas managers nominated by Party B and Party C who shall serve as the General Manager, Marketing Manager, Financial Manager, Logistics Manager and Manufacturing/Engineering Advisor. The Joint Venture Company will be responsible for the total compensation package of all employees. Initial expatriate staff titles and approximate compensation packages are estimated in the Feasibility Study.

       13.6 Provided that the General Manager or any other Senior Manager has acted lawfully and within the scope of his authority, the Joint Venture Company will indemnify such manager for civil liability incurred as result of actions taken on behalf of the Joint Venture Company.

       13.7 The General manager shall be in charge of day to day operation and management of the Joint Venture Company and shall carry out the decisions of the Board. In addition to other powers set forth in the Articles of Association, the General Manager shall have the following powers and responsibilities:

         a. To determine the price of all products and services in accordance with guidelines established by the Board.

         b. To appoint and dismiss any management personnel and working personnel (except for the Assistant General Manager) according to the personnel guidelines as established and amended from time to time by the Board and to establish or change the organization or structure of the management and working personnel. .

         c. To purchase at reasonable prices, any imported or local components, kits, machinery or parts necessary for the Joint Venture Company's operations.

         d. To purchase or sell any capital equipment with the approval of the Board.

         e. To take the full responsibility for the daily administration, business and financial management, as well as for signing binding contracts on behalf of the Company, under guidelines determined by the Board of Directors.

         f. To work out the Company's development plan, annual production and operational programs, budget balance and proposal for profit distribution.

         g. All other matters entrusted to the General Manager by the Board and within the limits set by the Board.

         h. Senior Managers report directly to the General Manager, and work under the direction of the General Manager.

       13.8 In the absence of the General Manager, the General Manager will delegate his responsibilities to another Senior Manager of his choice who would normally report to the General Manager.

ARTICLE 14.0  TRADE UNION

         14.1 Labor Protection: The Company shall observe the Chinese regulations concerning labor protection and safe working conditions. Labor insurance shall be provided to the employees according to the regulations adopted by the Chinese government.

         14.2 Trade Union: As stipulated in Chapter 13 of the "Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment", the employees have the right to set up trade union and carry on trade union activities. Should the employees elect to form a trade union, the Joint Venture Company shall give assistance to the trade union as provided for in the Chinese laws and regulations. The Company shall allocate every month an amount equivalent to 2 percent of all the wages of the Company's employees which are members of the trade union to the trade union fund.


ARTICLE 15.0  DURATION OF THE JOINT VENTURE COMPANY

       15.1 The Joint Venture Term shall be fifty (50) years beginning from the date of issuance of the Business License and may be extended for successive periods of ten (10) years each, or other agreed periods, by unanimous approval of the Board of Directors and subject to the approval of the relevant Chinese authorities, if such approval is then required by law.

       15.2 An application for the extension of the Joint Venture Term, proposed by one or more of the parties and unanimously approved by the Board of Directors, shall be submitted to the relevant Chinese approval authorities six
(6) months prior to the expiration date of the Joint Venture Company's Business License, if such approval is then required by law.

ARTICLE 16.0  INSURANCE

       16.1 The Joint Venture Company shall obtain insurance policies for various kinds of risks from the People's Insurance Company of China (PICC) or any other insurance company which is authorized to conduct business in China and approved by the Board of Directors. The types, value and duration of the insurance shall be decided by the Board of Directors, subject to any provisions of Chinese law which may mandate the carrying of certain types of insurance by the Joint Venture.

ARTICLE 17.0  LIABILITIES FOR BREACH OF CONTRACT

       17.1 Should either party, without good cause, fail to make its contribution to registered capital on time as stipulated in Article 6.0 of this Joint Venture Contract, the party in breach shall be required to pay interest on the amount owing starting from 30 days after the date the contribution was due. Interest shall be calculated at the RMB prime rate of interest of the People's Bank of China at the time in question. In addition, the breaching party must compensate the Joint Venture Company for the direct economic losses caused to it by the failure to supply registered capital.

       17.2 Should any party fail to pay its contribution to registered capital for more than 3 months beyond the due date stated in Article 6.5 of this Contract, , or should the Joint Venture Company be unable to continue its operations or achieve the business purpose stipulated in this Joint Venture Contract due to any party failing to fulfill any of its other obligations under this Joint Venture Contract or under the Articles of Association, or should any party violate the stipulations of this Joint Venture Contract or the Articles of Association, the parties not in breach shall have the right to terminate this Joint Venture Contract and to start liquidation proceedings in accordance with Articles 12.5 to 12.9 of the Articles of Association and Article 20.3 through
20.7 of the Joint Venture Contract. The parties not in breach shall also be entitled to recover any and all damages, including but not limited to direct economic losses then caused to the Joint Venture Company, from the Party in breach, including damages incurred during the ninety (90) days cure period.

       17.3 Any party found to be in breach of contract in regards to Article 10 of this Contract shall be liable to the party or parties owning the confidential information for all actual financial losses and damages resulting from said breach.

ARTICLE 18.0  FORCE MAJEURE

       18.1 Should either party be prevented from performing or be delayed in performing its obligations under this Joint Venture Contract due to force majeure, including but not limited to earthquake, typhoon, fire, flood, civil unrest, war, or other events the occurrence of which could not reasonably be predicted and the consequences of which could not reasonably be prevented or avoided, the prevented party shall notify the other parties in writing as soon as possible and shall within fifteen (15) days thereafter provide detailed information of the events, including notarized documentation, giving full explanation of the party's inability to perform or delay in performing this Joint Venture Contract in whole or in part.

       18.2 If performance of the Joint Venture Contract cannot be resumed within one hundred eighty (180) days from the giving of written notice, the parties shall through consultation decide whether to terminate the Joint Venture Contract or to exempt that part of the contract's obligation from performance or whether to delay performance of the contract according to the effects of the events on such performance. If no agreement can be reached, any party may commence liquidation proceedings under Article 20 of this Contract. No party shall claim against the other party or against the Joint Venture Company for compensation for losses caused by force majeure. All parties, however, agree to take all reasonable measures to mitigate losses to other parties or the Joint Venture Company, caused by the affected party's inability to perform due to force majeure. Failure to take such measures will subject the party to liability for damages caused other parties by failure to mitigate.

ARTICLE 19.0  AMENDMENT

       19.1 The amendment of this Joint Venture Contract shall be effective only by a writing signed by all parties and approved, and, if required by law, by the applicable examination and approval authority in China.

ARTICLE 20.0  DISSOLUTION

       20.1 Party A and Party B and Party C may mutually agree to dissolve the Joint Venture Company before the expiration of the Joint Venture Term, provided, however, that in such case dissolution shall be unanimously approved by the Board of Directors and permission granted by the relevant Chinese authority, if such approval is required at the time of the agreed dissolution.

       20.2 Any party may apply unilaterally to the relevant Chinese authority for dissolution of the Joint Venture Company after giving the other parties one hundred and eighty (180) days notice if one or more of the following conditions exist and are not cured within the 180-day period:

                20.2.1 Expiration of the term of the Joint Venture Company and the notifying party does not desire to extend the term;

                20.2.2 Inability to continue the Joint Venture Company's operations due to bankruptcy, insolvency, or inability of the Joint Venture Company to meet pay its expenses and debts as they fall due, for any reason (including due to force majeure).

                20.2.3 Failure of the Joint Venture Company to attain its business objectives, or the prospects of success are minimal;

                20.2.4 Sales, assignment, transfer, or attempts to do so, by any party of its investment in the Joint Venture Company in violation of the terms of this Joint Venture Contract or Articles of Association;

                20.2.5 Expropriation of all or a significant part of the assets of the Joint Venture Company;

                20.2. 6 Revision of any provision of this Joint Venture Contract or the Articles of Association required by a governmental authority after the Business License is granted to the Joint Venture Company and the revision required will have a significant negative effect on the operation or profitability of the Joint Venture Company;

                20.2.7 Termination of the PRODUCT TECHNOLOGY AND TRADEMARK AGREEMENT between the Joint Venture Company and Party B, for any legal reason; or

                20.2.8 The occurrence of an event or condition that requires the dissolution of the Joint Venture Company in accordance with government laws or regulations, or the occurrence events described in Article 4.8 (b)

                20.2.9  If termination is based on the condition in Article
20.2.1 taking place, the Joint Venture Company shall be liquidated as provided for in Articles 20.3 through 20.7 of this Joint Venture Contract and in accordance with Articles 12.5 through 12.9 of the Articles of Association, unless the parties reach an agreement on a mutually acceptable alternative.

                20.2.10 If termination is based on the happening of any of the events or conditions stated in Articles 20.2.2 through 20.2.8, the Board of Directors shall cause the Joint Venture Company to file an application for dissolution with the relevant Chinese authority at the end of the 180-day notice period. Upon approval of the request for dissolution from the relevant Chinese authority, liquidation shall proceed as provided for in Articles 20.3 through
20.7 and in accordance with Articles 12.5 through 12.9 of the Articles of Association.

       20.3 Upon the determination by the relevant Chinese authority that the dissolution may take place, the Board of Directors shall appoint a liquidation committee to work out the specific dissolution procedures and an independent third-party to evaluate the Joint Venture Company's assets. The tasks of the liquidation committee shall be to conduct a thorough check of the Joint Venture Company's property, its claims and indebtedness; to finalize a statement of assets and liabilities and list of property; to obtain a formal valuation of the Joint Venture's assets, and to formulate a liquidation plan. However, the liquidation committee may take definitive or final action on any of these matters only after approval is granted by the Board of Directors. Party B shall have the right of first refusal to acquire any of the Confidential Information as provided to the Joint Venture Company or developed by the Joint Venture Company.

       20.4 During the liquidation process, the liquidation committee shall represent the Joint Venture Company in suing and being sued and in all matters related to the legal aspects of the liquidation process. The liquidation expenses and remuneration of the members of the liquidation committee shall be paid in priority from the existing assets of the Joint Venture Company. Amounts of such remuneration and expenses shall be approved by the Board of Directors.

       20.5 After all debts of the Joint Venture Company have been approved and paid by the liquidation committee, the remaining assets shall be distributed to each Party according to the proportion of its investment in the registered capital of the Joint Venture Company or as otherwise mutually agreed in writing.

       20.6 On completion of the liquidation process, the Joint Venture Company shall submit a report to the relevant Chinese authority, fulfill all formalities related to cancellation of the Business License, and publish a liquidation notice to the public.

       20.7 After dissolution of the Joint Venture Company, Party A shall maintain all the accounts and records for not less than then (10) years, and during this period Party B or Party C shall have the right to inspect any and all such records at any time on giving prior reasonable notice to Party A.

ARTICLE 21.0  SETTLEMENT OF DISPUTES

       21.1 Any disputes arising from the performance of, or in connection with, this Joint Venture Contract which are not settled through friendly consultation between the parties within 30 days from the date that either party informs the other in writing that such dispute or disagreement exists shall be submitted to mediation conducted by a mediator mutually acceptable to the parties.

       21.2 In case no settlements can be reached through consultation or mediation within 90 days after first written notice of the dispute, the parties shall submit the dispute to binding arbitration under the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, by three arbitrators. Unless all parties agree otherwise, the arbitration shall be conducted in Stockholm, Sweden before the Arbitration Institute of The Stockholm Chamber Of Commerce and the language of the arbitration proceedings shall be English. Each Party shall appoint one arbitrator. The chairman of the arbitral tribunal shall not have the nationality of any party. The decision of the arbitrators shall be final and binding on the parties, and shall be enforceable in any court with jurisdiction over the party against whom the award has been rendered or where assets of that party are located The award of costs shall include reasonable attorney's fees.

       21.3 During the mediation and arbitration process, the Joint Venture Contract shall be reformed continuously by all parties except for the matters in dispute. Parties shall continue to exercising their remaining rights and perform their remaining responsibilities in matters which are not in dispute.

ARTICLE 22.0  APPLICABLE LAW

       22.1 The formation of this Joint Venture Contract, its validity, interpretation and performance and the settlement of disputes shall be governed by the relevant, published and publicly available laws of the People's Republic of China. In the event that Chinese law does not cover a particular issue, international custom and practice, shall apply. All other agreements between the parties are governed by the choice of law so stated in the agreements.

ARTICLE 23.0  LANGUAGE

       23.1 This Joint Venture Contract shall be written in Chinese and English. Both language versions shall be equally effective and valid. Each of the Parties acknowledges that it has reviewed the text in both languages and that it is substantially the same in all material aspects.

ARTICLE 24.0  PARTIAL ENFORCEABILITY

       24.1 If any portion of this Joint Venture Contract becomes unenforceable due to operation of law or change of governmental policy, the remaining portions of the Contract shall remain in full effect unless doing so would render it impossible to fulfill the business purpose of the Joint Venture.

ARTICLE 25.0  ENTIRE AGREEMENT

       25.1 This Joint Venture Contract constitutes the entire agreement between the parties and supersede all prior or contemporaneous discussions and agreements between them pertaining to the subject matter of this Contract.

ARTICLE 26.0  NOTICES

       26.1 Notices in connection with any Party's rights and obligations sent by any Party shall be sent to all other parties to this Contract and shall be delivered by personal service or by facsimile and followed by a registered airmail copy to the party to which notice is sent as follows. Any party may amend its address for service of notices at any time by informing all other parties in writing by personal service or registered airmail. For the purpose of this paragraph, "registered airmail" may include the use of courier services DHL or Federal Express.

       To Party A:

         Shanghai Perfect Jinqiao United Development Corporation
         Attention: Wang Zhuxiang
         190 Yuansheng Road,
         Pudong New Area, Shanghai 200120
         People's Republic of China

       To Party B:

         NACCO Materials Handling Group, Inc.
         Attention:  General Counsel
         2701 NW Vaughn, Suite 900
         Portland, Oregon, 97201 USA

       To Party C:

         Sumitomo-Yale Company, Ltd.
         Attention:  President
         2-75 Dai Toh-Cho, Obu-Shi, Aichi-Ken, 474 Japan

       A copy of such notices shall also be provided to the General Manager of the Joint Venture Company at the office of the Joint Venture Company.

ARTICLE 27.0  COMPLIANCE WITH LAWS

       27.1 The Joint Venture Company shall comply with all published and publicly available laws and regulations of the People's Republic of China. When the Joint Venture Company does business with or within other countries, it will use all reasonable efforts to assure that the Joint Venture Company complies with the laws and regulations of the other countries which are applicable to the Joint Venture Company's conduct of business with or within those countries.

ARTICLE 28.0  PROHIBITED ACTIONS AND MISCELLANEOUS PROVISIONS

       28.1 Except as expressly provided in this Joint Venture Contract, no party or its Affiliates or the Joint Venture Company, or any of their respective directors, employees or agents shall:

                28.1.1 Give or receive any gift or entertainment of significant cost or value, or any commission, fee or rebate, to or from any of the directors, employees or agents of the other party or their Affiliates in connection with this Joint Venture Contract;

                28.1.2 Unless prior written notice is given, enter into any business arrangement with any director, employee or agent of the other party or their Affiliates, other than as a representative of such other party or its Affiliates;

                28.1.3 Make any payment or give anything of significant cost or value to any official or employee of any government department, governmental agency, or other governmental instrumentality or company thereof to influence his or its decision, or to gain any advantage for a party, its Affiliate or the Joint Venture Company, in connection with the business to be conducted under this Joint Venture Contract. If a party has a reasonable basis for believing that a violation of this clause may have occurred, any representatives authorized by such party or an independent auditor, may audit the relevant records of the other party, its Affiliate and the Joint Venture Company for the sole purpose of, and to the extent strictly necessary for, determining whether there has been compliance with this clause.

       28.2 No Joint Venture Company employee shall hold concurrent positions in any other organization unless specifically authorized by the Board of Directors.

       28.3 So long as the Joint Venture Company is in existence, and for a period of five (5) years thereafter, neither Party A nor any of its respective Affiliates will engage in the design, marketing, manufacture (including assembly), distribution, sales or servicing of any products similar to the Products of the Joint Venture Company, nor will Party A or Affiliates invest in any company which does so, except through the Joint Venture Company, unless with the prior specific written consent of Party B and Party C. Should Party B or C wish to establish other Joint Ventures for the same products in Shanghai, for the period of five years after issuance of the Business License, Party B or Party C will offer Party A a right of first refusal to participate in said Joint Venture up to 15% of the total registered capital.

       28.4 The Joint Venture Company shall indemnify Party A, Party B, Party C, and their respective employees, officers and directors from all damages, costs and expenses relating to or arising out of (a) the Joint Venture Company's failure to comply with environmental laws and regulations and (b) the Joint Venture Company burying, spilling, leaking, discharging or otherwise releasing pollutants, contaminants or hazardous or toxic materials

ARTICLE 29.0  CONDITIONS PRECEDENT


       29.1 No party shall have any obligation to contribute any installment of registered capital until and unless all of the following conditions have been satisfied:

         1. All necessary government approvals have been received, including but not limited to issuance of the Business License, and that none of the approval document adds to or varies any of the terms and conditions of this Contract, any Exhibits, or the Articles of Association, unless all parties agree to such modification or addition in writing.

         2. The Business License has been issued and the statement of the scope of business is consistent with the scope of business stated in Article 5.2 this Contract.

         3. All agreements attached as Exhibits to this Contract have been duly executed by all parties, approved by government authorities if such approval is necessary for their validity, and are in full force and effect.

ARTICLE 30.0  EFFECTIVENESS OF THE CONTRACT

         30.1 After execution by all of the parties hereto, this Joint Venture Contract shall come in to force upon approval of the Examination and Approval Authority.

ARTICLE 31.0 WAIVER

         31.1 The delay or failure of any party to exercise its rights under this Contract, including but not limited to rights and remedies for breech of contract, shall not operate as a waiver of any rights under this Contract.

ARTICLE 32.0  SIGNATURES

This document is executed in 16 original copies, eight each in Chinese and English, each party acknowledges receipt of one original Chinese and one original English copy.

In witness whereof, the parties hereto have caused this Contract to be executed by their duly authorized representatives on this 27th day of November, 1997.

For SHANGHAI PERFECT JINQIAO UNITED DEVELOPMENT CO., LTD., BY:


/s/ Wang Zhuxiang
----------------------------------------
Wang Zhuxiang, General Manager


For NACCO MATERIALS HANDLING GROUP, INC.,  BY:

/s/ Reginald R. Eklund
----------------------------------------
Reginald R. Eklund, President and CEO




For SUMITOMO YALE COMPANY, LTD., BY:

/s/ Yoshinori Ohno
----------------------------------------
Yoshinori Ohno, President